Exhibit 99.1
American Commercial Lines Announces Second Quarter Results
JEFFERSONVILLE, Ind., July 25, 2007 — American Commercial Lines Inc. (NASDAQ: ACLI) (“ACL” or the “Company”) today announced results for the second quarter ended June 30, 2007. Revenues for the quarter were $261.2 million, a 22.9% increase compared with $212.6 million for the second quarter of 2006. Net income for the quarter was $5.9 million or $0.09 per diluted share, compared to net income of $17.7 million or $0.28 per diluted share for the second quarter of 2006. Results for the quarter ended June 30, 2007 included after tax debt retirement expenses of $1.4 million on the replacement of the Company’s previous revolving credit facility which reduced earnings per share by $0.02.
For the six months ended June 30, 2007 revenues were $489.5 million, a 19.4% increase compared with $410.1 million for the first six months of 2006. Net income for the six months was $4.8 million or $0.08 per diluted share, compared to net income of $28.9 million or $0.46 per diluted share for the first six months of 2006. Results for the first six months of 2007 included after tax debt retirement expenses totaling $14.9 million on the retirement of the Company’s 9.5% senior notes and the Company’s previous revolving credit facility which reduced earnings per share by $0.24.
Mark R. Holden, President and Chief Executive Officer, stated “As previously announced, our second quarter was affected by further declines in our spot grain rates and grain loadings, in addition to lower than planned manufacturing results. We believe our results for the second quarter reaffirm our organic growth strategy of shifting more of our commodity mix away from volatile and seasonal spot grain commodities toward more ratable, predictable commodities, including liquids and coal. We are pleased with the completion of our share repurchase program of $200 million of Company stock, representing approximately 12% of the previously outstanding share total, while maintaining a strong balance sheet.”
The transportation segment’s revenues increased to $185.9 million in the second quarter of 2007. Revenues per Barge increased 12% to approximately $65,000 in the quarter. The average fuel neutral rate decreased 2.0% on the dry freight business and increased 13.0 % on the liquid freight business compared to the second quarter of 2006. The fuel neutral rate on the dry freight business was impacted by 12.5% lower spot grain rates in the quarter compared to the same period of the prior year. Volume measured in ton-miles declined in the second quarter to 10.8 billion from 11.1 billion in the same period of the prior year, a decrease of 3.0%. On average, 10.2% fewer ACL barges operated in the second quarter of this year compared to the second quarter of last year.
On a year-to-date basis, 2007 transportation segment revenues increased 1.6% to $362.0 million, driven by increased non-affreightment revenues. Revenues per Barge increased 10% to approximately $124,000 year-to-date. The average fuel neutral rate decreased 0.2% on the dry freight business and increased 14.9% on the liquid freight business compared to the first six months of 2006. The fuel neutral rate on our dry freight business was impacted by 11.6% lower spot grain rates in the first half of 2007 compared to the first six months of 2006. Volume measured in ton-miles declined in the six months ended June 30, 2007 to 21.0 billion from 21.9 billion in the same period of the prior year, a decrease of 4.2%. On average, 8.4% fewer ACL barges operated in the first half of this year compared to the first half of last year. Last year’s first quarter and first half volumes benefited from extremely favorable weather conditions and carryover grain demand as a result of the 2005 hurricanes.
The manufacturing segment’s revenues, inclusive of barges manufactured for internal use by ACL, were $81.2 million in the quarter ended June 30, 2007 compared to $48.1 million during the same period last year. In the second quarter of 2007, $5.9 million of the barges produced were built for internal use compared to $20.1 million in the same period of the prior year, resulting in external revenue of $75.3 million compared to $28.0 million during the second quarter last year. For the six months ended June 30, 2007 the manufacturing segment’s revenues inclusive of barges manufactured for internal use by ACL were $133.9 million versus $98.7 million in the prior year. External revenues for the first six months of 2007 and 2006 were $127.5 million and $53.7 million, respectively.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the second quarter of 2007 was $26.9 million with an EBITDA margin of 10.3% compared to $45.1 million for the second quarter of 2006 with an EBITDA margin of 21.2%. EBITDA for the six months ended June 30, 2007 was $62.2 million with an EBITDA margin of 12.7% compared to $79.9 million for the first half of 2006 with an EBITDA margin of 19.5%. The attachment to this press release reconciles net income to EBITDA.
The company will conduct a conference call to review and discuss its second quarter financial results on July 26, 2007, at 10:00 a.m. eastern daylight time. The telephone numbers to access the ACL Conference Call are: Domestic (800) 561-2731; International (617) 614-3528; and the Participant Passcode is 10184837. The call may also be accessed live on the Company’s internet web site at www.aclines.com. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at www.aclines.com within three hours of the conclusion of the live call and will remain available through September 24, 2007.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana, is an integrated marine transportation and service company operating in the United States Jones Act trades, with approximately $940 million in annual revenues and approximately 2,750 employees as of December 31, 2006. For more information about American Commercial Lines Inc. generally, visit http://www.aclines.com.
Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s filings with the SEC, including the Form 10-K for the year ended December 31, 2006. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.
SOURCE: American Commercial Lines Inc.
CONTACT: Christopher A. Black, Sr. Vice President, Chief Financial
Officer of American Commercial Lines Inc., +1-812-288-1836
Web site: http://www.aclines.com

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except shares and per share amounts)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues
Transportation Services	$185,869	$184,622	$361,998	$356,369
Manufacturing	75,345	28,001	127,460	53,729

Revenues	261,214	212,623	489,458	410,098

Cost of Sales
Transportation Services	158,462	141,644	299,066	276,684
Manufacturing	70,355	25,114	119,568	47,154

Cost of Sales	228,817	166,758	418,634	323,838

Gross Profit	32,397	45,865	70,824	86,260

Selling, General and Administrative Expenses	18,407	15,263	34,838	31,342

Operating Income	13,990	30,602	35,986	54,918

Other Expense (Income)
Interest Expense	2,818	4,932	5,999	9,708
Debt Retirement Expenses	2,189	50	23,938	50
Other, Net	(491)	(989)	(1,721)	(2,289)

Other Expenses	4,516	3,993	28,216	7,469

Income from Continuing Operations before Income Taxes	9,474	26,609	7,770	47,449

Income Taxes	3,574	9,909	2,936	17,951

Income from Continuing Operations	5,900	16,700	4,834	29,498

Discontinued Operations, Net of Income Taxes	(3)	1,004	(49)	(646)

Net Income	$5,897	$17,704	$4,785	$28,852

Basic earnings per common share:
Income from continuing operations	$0.10	$0.28	$0.08	$0.49
Income from discontinued operations, net of tax	—	0.01	—	(0.01)

Basic earnings per common share	$0.10	$0.29	$0.08	$0.48

Earnings per common share — assuming dilution:
Income from continuing operations	$0.09	$0.27	$0.08	$0.47
Income from discontinued operations, net of tax	—	0.01	—	(0.01)

Earnings per common share — assuming dilution	$0.09	$0.28	$0.08	$0.46

Weighted Average Shares Outstanding (2):
Basic	61,349,569	60,711,520	61,349,190	60,590,654
Diluted	62,645,171	62,786,662	62,858,400	62,644,890

(1)	Restated reflecting International Operations of the Company as discontinued operations.

(2)	Gives effect to the two-for-one stock split to shareholders of record on February 6, 2007.

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except shares and per share amounts)

	June 30,	December 31,
	2007	2006 (1)
	(Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents	$110	$5,113
Accounts Receivable, Net	101,086	102,228
Inventory	64,429	61,504
Deferred Tax Asset	18,992	2,355
Assets Held for Sale	325	406
Other Current Assets	27,829	25,579

Total Current Assets	212,771	197,185
Properties-Net	471,066	455,710
Investment in Equity Investees	3,963	3,527
Other Assets	18,849	14,581

Total Assets	$706,649	$671,003

LIABILITIES
Current Liabilities
Accounts Payable	$32,597	$53,607
Bank Overdraft	14,575	—
Share Repurchase Settlement Payable	56,445	—
Accrued Payroll and Fringe Benefits	15,665	28,267
Deferred Revenue	20,412	16,803
Accrued Claims and Insurance Premiums	17,562	15,754
Accrued Interest	836	4,466
Customer Deposits	8,587	9,145
Other Liabilities	28,543	24,892

Total Current Liabilities	195,222	152,934
Long Term Debt	231,100	119,500
Pension Liability	17,194	16,026
Deferred Tax Liability	21,481	14,014
Other Long Term Liabilities	9,621	9,876

Total Liabilities	474,618	312,350

STOCKHOLDERS’ EQUITY
Common stock; authorized 250,000,000 shares at $.01 par value; 62,547,240 and 61,883,556 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	626	619
Treasury Stock; 5,973,588 and 172,320 shares at June 30, 2007 and December 31, 2006, respectively	(151,280)	(3,207)
Other Capital	276,068	259,409
Retained Earnings	108,850	104,065
Accumulated Other Comprehensive Loss	(2,233)	(2,233)

Total Stockholders’ Equity	232,031	358,653

Total Liabilities and Stockholders’ Equity	$706,649	$671,003

(1)	The Condensed Consolidated Balance Sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date, but does not included all the information and footnotes required by generally accepted accounting principles.

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION
(Dollars in thousands)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net Income from Continuing Operations	$5,900	$16,700	$4,834	$29,498
Discontinued Operations, Net of Income Taxes	(3)	1,004	(49)	(646)

Consolidated Net Income	$5,897	$17,704	$4,785	$28,852

Adjustments from Continuing Operations:
Interest Income	(103)	(6)	(127)	(20)
Interest Expense	2,818	4,932	5,999	9,708
Debt Retirement Expenses	2,189	50	23,938	50
Depreciation and Amortization	12,554	11,891	24,765	23,441
Taxes	3,574	9,909	2,936	17,951
Adjustments from Discontinued Operations:
Interest Income	(32)	(253)	(86)	(388)
Depreciation and Amortization	—	511	—	1,043
Taxes	(1)	385	(29)	(772)

EBITDA from Continuing Operations	26,932	43,476	62,345	80,628
EBITDA from Discontinued Operations	(36)	1,647	(164)	(763)

Consolidated EBITDA	$26,896	$45,123	$62,181	$79,865

EBITDA from Continuing Operations by Segment:
Transportation Net Income	$1,981	$15,260	$(1,379)	$25,689
Interest Income	(103)	(6)	(127)	(20)
Interest Expense	2,818	4,932	5,999	9,708
Debt Retirement Expenses	2,189	50	23,938	50
Depreciation and Amortization	11,922	11,431	23,553	22,542
Taxes	3,574	9,909	2,936	17,951

Transportation EBITDA	$22,381	$41,576	$54,920	$75,920

Manufacturing Net Income	$4,821	$5,518	$7,267	$12,534
Interest Income	—	—	—	—
Interest Expense	—	—	—	—
Depreciation and Amortization	632	460	1,212	899
Taxes	—	—	—	—

Total Manufacturing EBITDA	5,453	5,978	8,479	13,433
Intersegment Profit	(902)	(4,078)	(1,054)	(8,725)

External Manufacturing EBITDA	$4,551	$1,900	$7,425	$4,708

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC.
Statement of Operating Income by Reportable Segment
(Dollars in thousands)
(Unaudited)

	Reportable Segments		Intersegment
	Transportation	Manufacturing	Elimination	Total
Quarter ended June 30, 2007
Total revenue	$186,057	$81,218	$(6,061)	$261,214
Intersegment revenues	188	5,873	(6,061)	—

Revenue from external customers	185,869	75,345	—	261,214
Operating expense
Materials, supplies and other	67,932	—	—	67,932
Rent	6,264	—	—	6,264
Labor and fringe benefits	27,819	—	—	27,819
Fuel	40,372	—	—	40,372
Depreciation and amortization	11,922	—	—	11,922
Taxes, other than income taxes	4,112	—	—	4,112
Loss on disposition of equipment	41	—	—	41
Cost of goods sold	—	70,355	—	70,355

Total cost of sales	158,462	70,355	—	228,817
Selling, general & administrative	17,357	1,050	—	18,407

Total operating expenses	175,819	71,405	—	247,224

Operating income	$10,050	$3,940	$—	$13,990

Quarter ended June 30, 2006
Total revenue	$184,837	$48,142	$(20,356)	$212,623
Intersegment revenues	215	20,141	(20,356)	—

Revenue from external customers	184,622	28,001	—	212,623
Operating expense
Materials, supplies and other	60,560	—	—	60,560
Rent	5,288	—	—	5,288
Labor and fringe benefits	21,694	—	—	21,694
Fuel	38,511	—	—	38,511
Depreciation and amortization	11,431	—	—	11,431
Taxes, other than income taxes	4,173	—	—	4,173
Gain on disposition of equipment	(13)	—	—	(13)
Cost of goods sold	—	25,114	—	25,114

Total cost of sales	141,644	25,114	—	166,758
Selling, general & administrative	13,812	1,451	—	15,263

Total operating expenses	155,456	26,565	—	182,021

Operating income	$29,166	$1,436	$—	$30,602

AMERICAN COMMERCIAL LINES INC.
Statement of Operating Income by Reportable Segment
(Dollars in thousands)
(Unaudited)

	Reportable Segments		Intersegment
	Transportation	Manufacturing	Elimination	Total
Six Months ended June 30, 2007
Total revenue	$362,307	$133,898	$(6,747)	$489,458
Intersegment revenues	309	6,438	(6,747)	—

Revenue from external customers	361,998	127,460	—	489,458
Operating expense
Materials, supplies and other	129,715	—	—	129,715
Rent	12,237	—	—	12,237
Labor and fringe benefits	52,916	—	—	52,916
Fuel	74,391	—	—	74,391
Depreciation and amortization	23,553	—	—	23,553
Taxes, other than income taxes	7,838	—	—	7,838
Gain on disposition of equipment	(1,584)	—	—	(1,584)
Cost of goods sold	—	119,568	—	119,568

Total cost of sales	299,066	119,568	—	418,634
Selling, general & administrative	32,891	1,947	—	34,838

Total operating expenses	331,957	121,515	—	453,472

Operating income	$30,041	$5,945	$—	$35,986

Six Months ended June 30, 2006
Total revenue	$356,715	$98,661	$(45,278)	$410,098
Intersegment revenues	346	44,932	(45,278)	—

Revenue from external customers	356,369	53,729	—	410,098
Operating expense
Materials, supplies and other	116,174	—	—	116,174
Rent	10,507	—	—	10,507
Labor and fringe benefits	42,659	—	—	42,659
Fuel	76,105	—	—	76,105
Depreciation and amortization	22,542	—	—	22,542
Taxes, other than income taxes	8,652	—	—	8,652
Loss on disposition of equipment	45	—	—	45
Cost of goods sold	—	47,154	—	47,154

Total cost of sales	276,684	47,154	—	323,838
Selling, general & administrative	28,574	2,768	—	31,342

Total operating expenses	305,258	49,922	—	355,180

Operating income	$51,111	$3,807	$—	$54,918

AMERICAN COMMERCIAL LINES INC.
SELECTED FINANCIAL AND NONFINANCIAL DATA
(Dollars in thousands except where noted)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Consolidated EBITDA	$26,896	$45,123	$62,181	$79,865

Transportation Revenue and EBITDA

Revenue	$185,869	$184,622	$361,998	$356,369
EBITDA	22,381	41,576	54,920	75,920

Manufacturing Revenue and EBITDA (External and Internal)
Revenue	$81,218	$48,142	$133,898	$98,661
EBITDA	5,453	5,978	8,479	13,433

Manufacturing External Revenue and EBITDA
Revenue	$75,345	$28,001	$127,460	$53,729
EBITDA	4,551	1,900	7,425	4,708

Average Domestic Barges Operated
Dry	2,485	2,802	2,543	2,809
Liquid	375	382	374	375

Total	2,860	3,184	2,917	3,184

Fuel Price (Average Dollars per gallon)	$2.01	$2.02	$1.89	$1.93

Capital Expenditures (including software)	$25,243	$22,392	$32,819	$47,326
Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of the Company’s revenues before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Quarter Ended June 30, 2007 as compared with Quarter Ended June 30, 2006
(Dollars in thousands except where noted)
(Unaudited)

				% of Consolidated
				Revenue
	Quarter Ended June 30,			2nd Quarter
	2007	2006	Variance	2007	2006

REVENUE
Transportation	$185,869	$184,622	1247.00	71.2%	86.9%
Manufacturing (external and internal)	81,218	48,142	33076.00	31.1%	22.6%
Intersegment manufacturing elimination	(5,873)	(20,141)	14268.00	(2.3%)	(9.5%)

Consolidated Revenue	261,214	212,623	48591.00	100.0%	100.0%

OPERATING EXPENSE
Transportation	175,819	155,456	20363.00
Manufacturing (external and internal)	76,376	42,628	33748.00
Intersegment manufacturing elimination	(4,971)	(16,063)	11092.00

Consolidated Operating Expense	247,224	182,021	65203.00	94.6%	85.6%

OPERATING INCOME
Transportation	10,050	29,166	(19116.00)
Manufacturing (external and internal)	4,842	5,514	(672.00)
Intersegment manufacturing elimination	(902)	(4,078)	3176.00

Consolidated Operating Income	13,990	30,602	(16612.00)	5.4%	14.4%

Interest Expense	2,818	4,932	(2114.00)
Debt Retirement Expenses	2,189	50	2139.00
Other Expense (Income)	(491)	(989)	498.00

Income Before Income Taxes	9,474	26,609	(17135.00)

Income Taxes	3,574	9,909	(6335.00)
Discontinued Operations	(3)	1,004	(1007.00)

Net Income	$5,897	$17,704	(11807.00)

Domestic Barges Operated (average of period beginning and end)	2,860	3,184	(324.00)

Revenue per Barge Operated (Actual)	$65,001	$57,993	7008.00

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Six Months Ended June 30, 2007 as compared with Six Months Ended June 30, 2006
(Dollars in thousands except where noted)
(Unaudited)

				% of Consolidated
				Revenue
	Six Months Ended June 30,			Six Months
	2007	2006	Variance	2007	2006

REVENUE
Transportation	$361,998	$356,369	5629.00	74.0%	86.9%
Manufacturing (external and internal)	133,898	98,661	35237.00	27.4%	24.1%
Intersegment manufacturing elimination	(6,438)	(44,932)	38494.00	(1.3%)	(11.0%)

Consolidated Revenue	489,458	410,098	79360.00	100.0%	100.0%

OPERATING EXPENSE
Transportation	331,957	305,258	26699.00
Manufacturing (external and internal)	126,899	86,129	40770.00
Intersegment manufacturing elimination	(5,384)	(36,207)	30823.00

Consolidated Operating Expense	453,472	355,180	98292.00	92.7%	86.6%

OPERATING INCOME
Transportation	30,041	51,111	(21070.00)
Manufacturing (external and internal)	6,999	12,532	(5533.00)
Intersegment manufacturing elimination	(1,054)	(8,725)	7671.00

Consolidated Operating Income	35,986	54,918	(18932.00)	7.4%	13.4%

Interest Expense	5,999	9,708	(3709.00)
Debt Retirement Expenses	23,938	50	23888.00
Other Expense (Income)	(1,721)	(2,289)	568.00

Income before Income Taxes	7,770	47,449	(39679.00)

Income Taxes	2,936	17,951	(15015.00)
Discontinued Operations	(49)	(646)	597.00

Net Income	$4,785	$28,852	(24067.00)

Domestic Barges Operated (average of period beginning and end)	2,917	3,184	(267.00)

Revenue per Barge Operated (Actual)	$124,121	$111,943	12178.00